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                                                                  EXHIBIT 99.1


FOR IMMEDIATE RELEASE
Contact: Terrence Bowshier
VP - Director of Investor Relations
(614) 464-5078

          State Auto Financial Reports Record Annual Earnings for 2004

                o        Record annual earnings of $2.70 per share
                o        Annual GAAP combined ratio improved to 91.7
                o        Net income up 73% vs. 2003
                o        Book value up 19.8% to $16.42 per share

Columbus, Ohio (February 22, 2005) - State Auto Financial Corporation (NASDAQ:
STFC) today reported that the fourth quarter 2004 produced record net income of $38.0 million or $0.93 per diluted share, versus $18.7 million or $0.46 per diluted share for the same period 2003. Net operating earnings* per diluted share were a fourth quarter record, $0.92 versus $0.44, for the same period in 2003.

STFC's GAAP combined ratio for the fourth quarter was 85.2 versus 95.9 for the fourth quarter of 2003. STFC's fourth quarter revenue of $273.0 million was up from $260.1 million for the same period in 2003.

Revenue for the year 2004 was also a record $1.09 billion, up 4.9% from $1.04 billion for 2003. For the year 2004, net income was $110.0 million, or $2.70 per diluted share, compared with $63.6 million or $1.58 per diluted share for 2003. The annual GAAP combined ratio for 2004 was 91.7 compared to 98.2 for 2003. STFC shareholders' book value per share increased 19.8% during 2004 to $16.42 per share. Return on stockholders' equity for 2004 was a healthy 18.3%

STFC Chairman and CEO Bob Moone stated, "We commented at the end of 2003 that the `reformation' of the Meridian book was complete and its integration into the State Auto system was well underway. And, based on the outstanding work done, we were optimistic about the likelihood of continued profitability in 2004. The 2004 results, however, exceeded even my expectations. It was simply an outstanding year for State Auto Financial. By continuing to focus on executing our disciplined pricing and underwriting philosophies we were able to generate record results for the year, despite significant catastrophe losses resulting from nearly unprecedented hurricane activity during the third quarter.

"STFC has produced record quarterly net operating earnings* in seven of the last nine quarters. Our 2004 combined ratio of 91.7 is the best we have achieved since going public in 1991. We have continued to increase shareholder value by providing overwhelming service to our policyholders and independent agent partners," added Moone.


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State Auto Financial Corporation, headquartered in Columbus, Ohio, is a regional property and casualty insurance holding company engaged primarily in writing both personal and commercial lines of insurance. The company markets its products through more than 22,500 independent insurance agents associated with approximately 3,250 agencies in 26 central and eastern states, excluding New York, New Jersey and the New England states. The company is included in the 2005 Forbes Magazine's Platinum 400 list of the best-managed companies in America and the State Auto Insurance Companies pool carries an A+ (Superior) rating from the A.M. Best Co.

*Net operating earnings, a non-GAAP financial measure which management believes is informative to Company management and investors, differ from GAAP net earnings only by the exclusion of realized capital gains and losses, net of applicable taxes, on investment activity for the periods being reported. For STFC, this amounts to $0.01 per diluted share for the fourth quarter and $0.12 per diluted share for the year 2004 versus $0.02 and $0.17 for the same 2003 periods respectively.

                                   * * * * * *

STFC has scheduled a conference call with interested investors for Tuesday, February 22, 10:00 a.m. ET to discuss the company's fourth quarter 2004 performance. Live and archived broadcasts of the call can be accessed on www.STFC.com. A replay of the call can be heard beginning at noon, February 22, by calling 1-866-508-6482. Supplemental schedules detailing the company's fourth quarter 2004 financial, sales and underwriting results are made available on www.STFC.com prior to the conference call.

                                   * * * * * *

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in State Auto Financial's Form 10-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to) legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, and other types of catastrophic events. State Auto Financial undertakes no obligation to update or revise any forward-looking statements.


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                STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES
                        Consolidated Statements of Income
                 (Figures in millions, except per-share amounts)
                                   (unaudited)

                                                   Quarter Ended                Year Ended
                                                    December 31                 December 31
                                                 2004         2003         2004            2003
                                               -------      -------      ---------      ---------
Net premiums written                           $ 239.9      $ 234.7      $ 1,018.2      $   987.3
                                               -------      -------      ---------      ---------

Earned premiums                                  252.1        240.5        1,006.8          960.6
Net investment income                             18.5         17.0           71.8           64.6
Net realized gain on investments                   0.7          1.1            7.6           10.6
Other income                                       1.7          1.5            6.2            5.9
                                               -------      -------      ---------      ---------
  Total revenue                                  273.0        260.1        1,092.4        1,041.7
                                               -------      -------      ---------      ---------

Income before federal income taxes                53.8         25.0          151.6           83.3

Federal income tax expense                        15.8          6.3           41.6           19.7
                                               -------      -------      ---------      ---------
Net income                                     $  38.0      $  18.7      $   110.0      $    63.6
                                               =======      =======      =========      =========

Earnings per share:
     - basic                                   $  0.95      $  0.47      $    2.76      $    1.62
     - diluted                                 $  0.93      $  0.46      $    2.70      $    1.58

Earnings per share from operations *:
     - basic                                   $  0.94      $  0.45      $    2.64      $    1.44
     - diluted                                 $  0.92      $  0.44      $    2.58      $    1.41

Weighted average shares outstanding:
     - basic                                      40.0         39.4           39.9           39.3
     - diluted                                    40.9         40.5           40.8           40.2

Book value per share                           $ 16.42      $ 13.71

Dividends paid per share                       $ 0.045      $ 0.040      $   0.170      $   0.150

Total shares outstanding                          40.1         39.6

GAAP ratios:
     Loss and LAE ratio                           54.0         61.5           61.5           67.8
     Expense ratio                                31.2         34.4           30.2           30.4
                                               -------      -------      ---------      ---------
     Combined ratio                               85.2         95.9           91.7           98.2
                                               =======      =======      =========      =========

* Net income from operations:
Net income                                     $  38.0      $  18.7      $   110.0      $    63.6
Less net realized gains on investments,
  less applicable federal income taxes             0.5          0.7            4.9            6.9
                                               -------      -------      ---------      ---------
Net income from operations                     $  37.5      $  18.0      $   105.1      $    56.7
                                               =======      =======      =========      =========
